Contact:
Christopher J. Zyda
Senior Vice President and

Chief Financial Officer

Phone: (415) 486-2110
Email: czyda@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES
NEW MANAGEMENT AGREEMENT WITH SENECA CAPITAL MANAGEMENT

SAN FRANCISCO, CA March 31, 2005 – Today Luminent announced a new management agreement with Seneca Capital Management for the management of the mortgage-backed securities in Luminent’s high quality spread arbitrage portfolio.

The purpose of the new agreement is to enhance stockholders’ value over the long term. It accomplishes three key objectives: Luminent’s ability to deploy assets in mortgage-related lines of business outside the spread arbitrage portfolio without incurring fees to Seneca; the elimination of all internalization fees should Luminent choose to internalize the spread arbitrage business after March, 2008; and the adoption of a more economical fee structure for the spread arbitrage business.

This agreement, in conjunction with Luminent’s recent hiring of a new President and Chief Operating Officer, Trez Moore, positions Luminent to build a diversified mortgage finance business that can prosper throughout the interest rate cycle. Luminent’s high quality, short duration, spread arbitrage business will continue to benefit from the proven management of Seneca Capital Management under the team leadership of Albert Gutierrez.

“This new management agreement is the culmination of many months of work on the part of Luminent’s Board,” said Gail P. Seneca, Luminent’s Chairman and Chief Executive Officer. “The Board sought an agreement that would enable Luminent to broaden its business platform while retaining access to talent and infrastructure at Seneca Capital Management for the spread arbitrage business. This agreement delivers maximum flexibility to Luminent to deploy capital opportunistically, to build complementary lines of business within mortgage finance, and to continue to benefit from the expertise of Seneca’s team. This agreement also ensures that the external management structure for the spread arbitrage business is economical for Luminent stockholders now and in the event that Luminent fully internalizes management in the future. I am very pleased that we reached such an elegant solution.”

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s current principal activity is to invest in mortgage-backed securities and loans, thereby providing capital to the single family residential housing market. Luminent’s website can be found at www.luminentcapital.com.

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control. Luminent faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that prepayment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its qualification as a REIT for federal tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s hedging strategies may not be effective. The reports that Luminent files with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or achievements may differ materially in adverse ways from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.